Item 77H - Deutsche Global Inflation Fund (a series of Deutsche Income Trust)
Change in Control of Registrant

Below is the person presumed to control one of
Registrant's series because such person had owned
more than 25% of the series based on the records of
the series as of January 2, 2015.
As of January 2, 2015:
Series
Name of Person
Ownership
as % of
Series
Deutsche
Global
Inflation
Fund
STATE STREET
BANK & TRUST
CO
CUST FBO
DWS ALT ASSET
ALLOC PLUS
FUND
BOSTON, MA
02110-1641
27.41%

As of January 2, 2014:
Series
Name of Person
Ownership
as % of
Series
Deutsche
Global
Inflation
Fund
STATE STREET
BANK & TRUST CO
CUST FBO
DWS SELECT
ALTERNATIVE
ALLOC
BOSTON, MA 02111-
1750
32.28%

STATE STREET
BANK & TRUST CO
CUST FBO
DWS ALT ASSET
ALLOC PLUS FUND
BOSTON, MA 02111-
1750
26.51%




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